Exhibit 10.3

SPONSOR SIDE LETTER

This letter agreement (this “Side Letter”) is dated as of December 9, 2021, by and among CC Neuberger Principal Holdings II Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), Joel Alsfine (“Alsfine”), James Quella (“Quella”), Jonathan Gear (“Gear” and, together with Alsfine and Quella, each an “Independent Director” and collectively, the “Independent Directors”, and together with the Sponsor, the “Sponsor Parties”), CC NB Sponsor 2 Holdings LLC, a Delaware limited liability company (“CC Holdings”), Neuberger Berman Opportunistic Capital Solutions Master Fund LP, a Cayman Islands exempted company (“NBOKS” and, together with CC Holdings, the “Founder Holders”), CC Neuberger Principal Holdings II, a Cayman Islands exempted company (“CCNB”), Vector Holding, LLC, a Delaware limited liability company, as successor to CCNB (“New CCNB”), and Griffey Global Holdings, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined in this Side Letter shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below), except as otherwise provided in Section 1.3 of this Side Letter.

RECITALS

WHEREAS, as of the date hereof, (a) the Sponsor is the holder of record and beneficial owner (any such holder, a “Holder”) of 25,580,000 CCNB Class B Ordinary Shares (the “Sponsor Shares”), (b) Alsfine is the Holder of 40,000 CCNB Class B Ordinary Shares (the “Alsfine Shares”), (c) Quella is the Holder of 40,000 CCNB Class B Ordinary Shares (the “Quella Shares”), and (d) Gear is the Holder of 40,000 CCNB Class B Ordinary Shares (the “Gear Shares” and, together with the Alsfine Shares, the Quella Shares and the Sponsor Shares, the “Founder Shares”);

WHEREAS, contemporaneously with the execution and delivery of this Side Letter, CCNB and the Company have entered into a Business Combination Agreement with Vector Merger Sub 1, LLC, a Delaware limited liability company (“G Merger Sub 1”), Vector Merger Sub 2, LLC, a Delaware limited liability company (“G Merger Sub 2”), New CCNB, Vector Domestication Merger Sub, LLC, a Delaware limited liability company (“Domestication Merger Sub”), and the other parties thereto, dated as of the date hereof (as amended or modified from time to time in accordance with the terms of such agreement, the “Business Combination Agreement”), pursuant to which, among other things, (a) (i) on the Business Day prior to the Closing, New CCNB will convert (the “Statutory Conversion”) into a Delaware corporation with a certificate of incorporation which provides for two classes of common stock in a manner consistent with the articles of incorporation of CCNB prior to the Domestication Merger (the “New CCNB Pre-Closing Certificate of Incorporation”), and (ii) prior to the Closing, on the Closing Date, CCNB will merge with and into Domestication Merger Sub, with Domestication Merger Sub surviving (the “Domestication Merger”) as a direct Subsidiary of New CCNB and New CCNB will continue as the public company, (b) on the Closing Date at the Closing, (i) G Merger Sub 1 will merge with and into the Company (the “First Getty Merger”), with the Company surviving as a Subsidiary of Domestication Merger Sub and an indirect subsidiary of New CCNB, and (ii) the Company will merge with and into G Merger Sub 2 (the “Second Getty Merger” and together with the First Getty Merger, the “Getty Mergers”), with G Merger Sub 2 surviving as a direct Subsidiary of Domestication Merger Sub and an indirect subsidiary of New CCNB and (c) on the Closing Date, at the Closing and prior to the Getty Mergers, New CCNB will amend and restate the New CCNB Pre-Closing Certificate of Incorporation in the form of the New CCNB Certificate of Incorporation to provide for, among other things, Class A common stock, par value $0.0001 per share (the “New CCNB Class A Common Shares”), and Class B common stock, par value $0.0001 per share (the “New CCNB Class B Common Shares”), which New CCNB Class B Common Shares will be subject to stock price based vesting;

WHEREAS, in connection with the Domestication Merger, each Founder Share will automatically be converted into the right to receive one (1) share of Class B common stock of New CCNB with the rights set forth in the New CCNB Pre-Closing Certificate of Incorporation (which rights shall, for the avoidance of doubt, be consistent in all respects with the rights of the Founder Shares in accordance with the CCNB articles of incorporation) (the “Pre-Closing Class B Common Shares”); WHEREAS, in accordance with the New CCNB Pre-Closing Certificate of Incorporation, at the Closing, the Pre-Closing Class B Common Shares would automatically convert into New CCNB Class A Common Shares (the “Automatic Conversion”);

WHEREAS, in lieu of the Automatic Conversion, at the Closing simultaneously and contingent upon with the filing of the New CCNB Certificate of Incorporation, in accordance with the terms of this Side Letter, (a) each Pre-Closing Class B Common Share held by a Sponsor Party listed on Schedule I hereto under the heading “Class B Conversion Shares” shall automatically be converted into one (1) New CCNB Class A Common Share, (b) each Pre-Closing Class B Common Share held by a Sponsor Party listed on Schedule I hereto under the heading “Series B-1 Earn-Out Shares” shall automatically be converted into one (1) New CCNB Series B-1 Common Share (collectively, the “New CCNB Series B-1 Common Shares”) and (c) each Pre-Closing Class B Common Share held by a Sponsor Party listed on Schedule I hereto under the heading “Series B-2 Earn-Out Shares” shall automatically be converted into one (1) New CCNB Series B-2 Common Share (collectively, the “New CCNB Series B-2 Common Shares” and, together with the New CCNB Series B-1 Common Shares, the “Restricted Sponsor Shares”); and

WHEREAS, as an inducement to the Company to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
Conversion and Exchange of Securities; COVENANTS

Section 1.1            Class B Conversion. Effective as of, and conditioned on, the occurrence of the Closing in accordance with the Business Combination Agreement, each Sponsor Party hereby consents to the automatic conversion of its Pre-Closing Class B Common Shares into (a) a number of New CCNB Class A Common Shares set forth opposite its or his/her name on Schedule I hereto under the heading “Class B Conversion Shares”, (b) a number of New CCNB Series B-1 Common Shares listed under the heading “Series B-1 Earn-Out Shares” and (c) a number of New CCNB B-2 Common Shares listed under the heading “Series B-2 Earn-Out Shares”, in each case simultaneously with and contingent upon the filing of the New CCNB Certificate of Incorporation (collectively, the “Founder Share Conversion”). Following the Founder Share Conversion, each Sponsor Party shall own the number of New CCNB Class A Common Shares, New CCNB Series B-1 Common Shares and New CCNB Series B-2 Common Shares set forth opposite its or his/her name on Schedule I hereto under the heading “New CCNB Class A Common Shares,” “New CCNB Series B-1 Common Shares” and “New CCNB Series B-2 Common Shares,” respectively. The Restricted Sponsor Shares shall be subject to the provisions set forth in this Side Letter and the New CCNB Certificate of Incorporation.

Section 1.2            Dividend Payments. For so long as any Restricted Sponsor Share is outstanding, the payment of any dividend declared by the New CCNB board of directors in respect of a New CCNB Series B-1 Common Share or a New CCNB Series B-2 Common Share shall be made pursuant to and in accordance with the New CCNB Certificate of Incorporation. If any such Restricted Sponsor Share does not convert to New CCNB Class A Common Share in accordance with the New CCNB Certificate of Incorporation prior to such time as such Restricted Sponsor Share is canceled in accordance with Section 1.4 of this Side Letter and the New CCNB Certificate of Incorporation, no dividends previously declared shall be paid or payable to the holder of such Restricted Sponsor Share in respect of any such New CCNB Series B-1 Common Share or New CCNB Series B-2 Common Share and any right to such dividends shall be forfeited in all respects.

Section 1.3            Conversion of Restricted Sponsor Shares. The Restricted Sponsor Shares shall convert to New CCNB Class A Common Shares in accordance with and pursuant to the terms of the New CCNB Certificate of Incorporation. Each Restricted Sponsor Share will be held in accordance with this Side Letter and be subject to the terms of the New CCNB Certificate of Incorporation unless and until a B-1 Vesting Event or a B-2 Vesting Event (as defined in the New CCNB Certificate of Incorporation), as applicable, occurs.

Section 1.4            Cancellation of Restricted Sponsor Shares. To the extent that, on or before the tenth (10th) anniversary of the Closing Date, a B-1 Vesting Event or a B-2 Vesting Event, as applicable, has not occurred in accordance with the New CCNB Certificate of Incorporation, and as a result any Restricted Sponsor Share has not converted into a New CCNB Class A Common Share, such Restricted Sponsor Share shall automatically be forfeited to New CCNB and canceled for no consideration therefor and shall cease to be outstanding.

Section 1.5            Adjustments. In the event any stock dividend, stock split, reverse stock split, recapitalization, reclassification, combination or exchange of shares of CCNB occurs with respect to any Founder Shares before the Closing (excluding the Domestication Merger, in and of itself) (each, a “Pre-Closing Split”), then the number of Founder Shares that convert into Restricted Sponsor Shares shall be adjusted as a result of such Pre-Closing Split to provide the same economic effect as contemplated by this Side Letter prior to such Pre-Closing Split.

Section 1.6            Transfer Restrictions. Each Sponsor Party hereby acknowledges and agrees that during the period between the execution of this Side Letter and the Closing, the Founder Shares shall remain subject to and bound by the provisions of, and may only be Transferred (as defined in that certain letter agreement, dated as of July 30, 2020 (the “Lock-Up Agreement”), by and among CCNB, each of the Sponsor Parties and the other parties thereto, a copy of which is attached hereto as Exhibit A) in accordance with Section 5 of the Lock-Up Agreement. On and following the Closing Date, any transferee (as determined in accordance with that certain Stockholders Agreement, dated as of the date hereof, by and among New CCNB, CCNB, the Investor Stockholders party thereto and the other parties thereto (the “Stockholders Agreement”)) in receipt of Restricted Sponsor Shares will make an election, on a protective basis, under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) in accordance with Section 1.8 of this Side Letter upon the request of the transferor thereof, within thirty (30) days following such transfer.

Section 1.7            Legend on Certificates for Certificated Shares. Each outstanding New CCNB Series B-1 Common Share and New CCNB Series B-2 Common Share, whether certificated or in book-entry form, shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE OR BOOK-ENTRY CREDIT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR STATE ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE OR BOOK-ENTRY CREDIT IS SUBJECT TO THE TRANSFER RESTRICTIONS AND OTHER CONDITIONS SPECIFIED IN THAT CERTAIN SPONSOR SIDE LETTER, DATED AS OF DECEMBER 9, 2021, BY AND AMONG GRIFFEY GLOBAL HOLDINGS, INC., CC NEUBERGER PRINCIPAL HOLDINGS II SPONSOR, LLC, THE SPONSOR PARTIES, THE FOUNDER HOLDERS, CC NEUBERGER PRINCIPAL HOLDINGS II, VECTOR HOLDING, LLC AND THE OTHER PARTIES THERETO. A COPY OF SUCH TRANSFER RESTRICTIONS AND OTHER CONDITIONS SHALL BE FURNISHED TO THE HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE OR BOOK-ENTRY CREDIT UPON SUCH HOLDER’S WRITTEN REQUEST AND WITHOUT CHARGE.

THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE OR BOOK-ENTRY CREDIT IS SUBJECT TO THE TRANSFER RESTRICTIONS AND OTHER CONDITIONS SPECIFIED IN THAT CERTAIN STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 9, 2021, BY AND AMONG NEW CCNB, THE INVESTOR STOCKHOLDERS, AND THE OTHER PARTIES PARTY THERETO. A COPY OF SUCH TRANSFER RESTRICTIONS AND OTHER CONDITIONS SHALL BE FURNISHED TO THE HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE OR BOOK-ENTRY CREDIT UPON SUCH HOLDER’S WRITTEN REQUEST AND WITHOUT CHARGE.”

Section 1.8            Section 83(b) Elections. Within thirty (30) days following the Founder Share Conversion, each Sponsor Party shall file with the Internal Revenue Service (the “IRS”) (via certified mail, return receipt requested) a completed election, on a protective basis, under Section 83(b) of the Code and the regulations promulgated thereunder, with respect to the Restricted Sponsor Shares into which their Pre-Closing Class B Common Shares were exchanged, and, upon such filing, shall thereafter notify New CCNB that such Sponsor Party has made such timely filing and provide New CCNB with a copy of such election. Each such Sponsor Party should consult his tax advisor regarding the consequences of Section 83(b) elections, as well as the receipt, holding and sale of the Restricted Sponsor Shares.

Section 1.9            Further Assurances. New CCNB, CCNB, each Sponsor Party and each Founder Holder shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the transactions contemplated by this Side Letter on the terms and subject to the conditions set forth herein.

Section 1.10          No Inconsistent Agreement. Each Sponsor Party and each Founder Holder hereby represents and covenants that such Sponsor Party and such Founder Holder has not entered into, and shall not enter into, any agreement that does or would restrict, limit or interfere with the performance of such Sponsor Party’s or such Founder Holder’s obligations under this Side Letter with respect to the Restricted Sponsor Shares.

Section 1.11          Founder Acknowledgement. Each Founder Holder hereby agrees that, upon the receipt of any Restricted Sponsor Shares, it will hold such Restricted Sponsor Shares in accordance with the terms set forth in this Side Letter and upon such receipt agrees to abide by the terms of this Side Letter as if a Sponsor Party (and Founder Holder) hereto.

Section 1.12          Tax Treatment. The parties to this Side Letter intend that, for U.S. federal and all applicable state and local income tax purposes, (a) the Founder Share Conversion qualifies as a “reorganization” within the meaning of Section 368(a)(1)(E) of the Code, (b) this Side Letter be, and hereby adopt this Side Letter as, a “plan of reorganization” within the meaning of Section 368 of the Code, and (c) the amount of any dividends declared with respect to the Restricted Sponsor Shares not be reported as taxable income (on IRS Form 1099 or otherwise) to the Holders thereof unless and until such dividends are paid in cash or in kind (which, for the avoidance of doubt, for purposes of this Side Letter, shall not include any transaction subject to Section 1.5 hereof), as the case may be. The parties to this Side Letter shall not take any position inconsistent with the intent set forth in this Section 1.12 except to the extent otherwise required by a “determination” as defined in Section 1313 of the Code. References in this Section 1.12 to the Code shall include references to any similar or analogous provisions of state or local law.

Section 1.13          Obligations with Respect to the Transactions. During the period between the execution of this Side Letter and the Closing, each Sponsor Party and each Founder Holder irrevocably and unconditionally agrees that: (a) if he, she or it, directly or indirectly, acquires, any shares of CCNB, such Sponsor Party or Founder Holder agrees that he, she or it will make such acquisition in material compliance with applicable Laws regarding the sale and purchase of securities and material non-public information; (b) he, she or it shall not elect to make or effect a CCNB Share Redemption with respect to any such Covered Shares (as defined below); and (c) at any meeting of the shareholders of CCNB (or any adjournment or postponement thereof), and in any action by written consent of the shareholders of CCNB requested by CCNB’s board of directors or undertaken as contemplated by the Business Combination Agreement, (i) if a meeting is held, appear at such meeting, in person or by proxy, or otherwise cause all of its, his or her Covered Shares to be counted as present thereat for the purpose of establishing a quorum, and (ii) vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect thereto), all of its, his or her Covered Shares (A) in favor of each CCNB Shareholder Voting Matter contemplated under the Business Combination Agreement (the transactions contemplated thereunder, the “Transactions”), and (B) against any action, proposal, transaction or agreement relating to any Alternative Business Combination. The obligations of each of Sponsor Party specified in this Section 1.13 shall apply whether or not the Transactions or any action described above are recommended by the board of directors of CCNB or there is, or is reasonably expected to be, a Change of Recommendation or Intervening Event. For purposes of this Side Letter, “Covered Shares” means all Founder Shares held by such Sponsor Party, as of the date hereof together with any CCNB Class A Ordinary Shares, CCNB Class B Ordinary Shares or any shares of capital stock of CCNB acquired by such Sponsor Party after the date hereof. For the avoidance of doubt, nothing set forth herein shall restrict the actions of any Person in his or her capacity as a director of CCNB.

Section 1.14          Waiver of Anti-dilution Protection. With respect to its Founder Shares, each Sponsor Party hereby waives, effective as of the Closing, and shall refrain from asserting or perfecting, subject to, conditioned upon and effective as of the Closing (for itself and for its successors and assigns), to the fullest extent permitted by Law and the Governing Documents of CCNB, any rights to adjustment of the conversion ratio with respect to the CCNB Class B Ordinary Shares owned by such Sponsor Party set forth in the Governing Documents of CCNB or otherwise (including the rights set forth in Section 17.3 of the Amended and Restated Memorandum and Articles of Association of CCNB, effective as of July 30, 2020) or any similar right set forth in the New CCNB Pre-Closing Certificate of Incorporation with respect to the Pre-Closing Class B Common Shares. Notwithstanding anything to the contrary contained herein, no Sponsor Party shall be prohibited from waiving, asserting or perfecting any of the foregoing rights in the event the Business Combination Agreement is validly terminated in accordance with its terms. If the Business Combination Agreement is so terminated, then this Section 1.14 shall be deemed null and void ab initio.

Section 1.15          Exclusivity. During the period between the execution of this Side Letter and the Closing or the earlier termination of the Business Combination Agreement in accordance with its terms, each Founder Holder, except in such Founder Holder’s capacity as a director of the Company, agrees not to solicit, initiate or take any action to knowingly facilitate or encourage an Alternative Business Combination; provided, that, for the avoidance of doubt a Founder Holder shall not be in breach of this Section 1.15 for any action taken in respect of any other special purpose acquisition vehicle or investment, which is not CCNB (nor a subsidiary or parent thereof) and which does not otherwise violate the provisions of this Section 1.15.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Each Sponsor Party and each Founder Holder represents and warrants to the Company, CCNB, and New CCNB (solely with respect to itself, himself or herself and not with respect to any other Sponsor Party or Founder Holder) as follows:

Section 2.1            Organization; Due Authorization. If such Sponsor Party or Founder Holder is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Side Letter and the consummation of the transactions contemplated hereby are within such Sponsor Party’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Sponsor Party or Founder Holder. If such Sponsor Party or Founder Holder is an individual, such Sponsor Party and such Founder Holder has full legal capacity, right and authority to execute and deliver this Side Letter and to perform his or her obligations hereunder. This Side Letter has been duly executed and delivered by such Sponsor Party and such Founder Holder and, assuming due authorization, execution and delivery by the other parties to this Side Letter, this Side Letter constitutes a legally valid and binding obligation of such Sponsor Party and such Founder Holder, enforceable against such Sponsor Party and such Founder Holder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Side Letter is being executed in a representative or fiduciary capacity, the Person signing this Side Letter has full power and authority to enter into this Side Letter on behalf of the applicable Sponsor Party or Founder Holder.

Section 2.2            Ownership. Such Sponsor Party is the Holder and has good title to, of all of such Sponsor Party’s Founder Shares as set forth in this Side Letter, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Founder Shares, other than transfer restrictions under the Securities Act) affecting any such Founder Shares, other than any Permitted Liens or pursuant to (a) this Side Letter, (b) such Sponsor’s Party’s organizational documents, the organizational documents of CCNB or the organizational documents of New CCNB, or (c) the Stockholders Agreement. The Founder Shares as set forth in this Side Letter are the only equity securities in CCNB owned of record or beneficially by such Sponsor Party on the date of this Side Letter, and none of such equity securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such equity securities which would prevent such Sponsor Party from complying with its obligations hereunder.

Section 2.3            No Conflicts. The execution and delivery of this Side Letter by such Sponsor Party or such Founder Holder does not, and the performance by such Sponsor Party or Founder Holder of his, her or its obligations hereunder will not, (a) if such Sponsor Party is not an individual, conflict with or result in a violation of the organizational documents of such Sponsor Party or (b) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Sponsor Party, such Founder Holder or such Sponsor Party’s or Founder Holder’s Founder Shares), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Sponsor Party or such Founder Holder of its, his or her obligations under this Side Letter.

Section 2.4            Litigation. There are no Proceedings pending against such Sponsor Party or such Founder Holder, or to the knowledge of such Sponsor Party or Founder Holder threatened against such Sponsor Party or Founder Holder, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Sponsor Party or Founder Holder of its, his or her obligations under this Side Letter.

ARTICLE III
MISCELLANEOUS

Section 3.1            Termination. This Side Letter and all of its provisions shall terminate and be of no further force or effect upon the termination of the Business Combination Agreement in accordance with Article X thereof. Upon such termination of this Side Letter, all obligations of the parties under this Side Letter will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof, except for any liability on the part of any party for a Willful Breach of this Side Letter prior to such termination or Fraud. This ARTICLE III shall survive the termination of this Side Letter.

Section 3.2            Amendment and Waiver. No amendment of any provision of this Side Letter shall be valid unless the same shall be in writing and signed by New CCNB, CCNB, the Company and each Sponsor Party and Founder Holder to the extent such Sponsor Party or Founder Holder holds Founder Shares or Restricted Sponsor Shares. No waiver of any provision or condition of this Side Letter shall be valid unless the same shall be in writing and signed by the party against which such waiver is to be enforced. No waiver by any party of any default, breach of representation or warranty or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any other, prior or subsequent default or breach or affect in any way any rights arising by virtue of any other, prior or subsequent such occurrence.

Section 3.3            Assignment. This Side Letter and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Side Letter nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto, other than in respect of the dissolution of the Sponsor to the members of the Sponsor in receipt of Restricted Sponsor Shares as a result thereof. This Side Letter is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the parties and such permitted assigns, any legal or equitable rights hereunder.

Section 3.4            Fiduciary Duties. Notwithstanding anything in this Side Letter to the contrary, (a) each Sponsor Party makes no agreement or understanding herein in any capacity other than in the Sponsor Party’s capacity as a record holder and beneficial owner of its Founder Shares, each Sponsor Party makes no agreement or understanding herein in any capacity other than in such Sponsor Party’s capacity as a direct or indirect investor in CCNB or New CCNB, and not, in the case of any Sponsor Party, in such Sponsor Party’s capacity as a director, officer or employee of CCNB or New CCNB, and (b) nothing herein will be construed to limit or affect any action or inaction by any Sponsor Party or any representative of the Sponsor serving as a member of the board of directors (or other similar governing body) of CCNB or New CCNB or as an officer, employee or fiduciary of CCNB or New CCNB, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of CCNB or New CCNB.

Section 3.5            Notices. All notices, demands and other communications to be given or delivered under this Side Letter shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following delivery by reputable overnight express courier (charges prepaid) or (c) three (3) days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 3.5, notices, demands and other communications to the parties hereto shall be sent to the addresses indicated below:

Notices to New CCNB, CCNB, the Sponsor and the Founder Holders:	with a copy to (which shall not constitute notice):

CC Neuberger Principal Holdings II c/o CC Capital 200 Park Avenue, 58th Floor New York, NY 10166 Attention: Doug Newton Email: Newton@cc.capital mailto:giordano@cc.capital	Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Attention: Lauren M. Colasacco, P.C. E-mail: lauren.colasacco@kirkland.com and

Weil, Gotshal & Manges LLP 201 Redwood Shores Parkway Redwood Shores, CA 94065-1134 Attention: Kyle C. Krpata James Griffin E-mail: kyle.krpata@weil.com james.griffin@weil.com

Notices to Alsfine:	with a copy to (which shall not constitute notice):

Joel Alsfine c/o CC Neuberger Principal Holdings II 200 Park Avenue, 58th Floor New York, NY 10166 E-mail: jalsfine@gmail.com	Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Attention: Lauren M. Colasacco, P.C. E-mail: lauren.colasacco@kirkland.com

Notices to Quella:	with a copy to (which shall not constitute notice):

James Quella c/o CC Neuberger Principal Holdings II 200 Park Avenue, 58th Floor New York, NY 10166 E-mail: quella.james@gmail.com	Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Attention: Lauren M. Colasacco, P.C. E-mail: lauren.colasacco@kirkland.com

Notices to Gear:

Jonathan Gear
c/o CC Neuberger Principal Holdings II
200 Park Avenue, 58th Floor
New York, NY 10166
E-mail: jonathan_gear@yahoo.com

Notices to the Company:	with a copy to (which shall not constitute notice):

Griffey Global Holdings, Inc. 605 5th Avenue South Suite 400 Seattle, WA 98104 Attention: Craig Peters E-mail: Craig.Peters@gettyimages.com	Weil, Gotshal & Manges LLP 201 Redwood Shores Parkway Redwood Shores, CA 94065-1134 Attention: Kyle C. Krpata James Griffin E-mail: kyle.krpata@weil.com james.griffin@weil.com

Section 3.6           Entire Agreement. This Side Letter and the exhibits and schedule hereto constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

Section 3.7          Miscellaneous. The provisions of Sections 11.4 (Severability), 11.5 (Interpretation), 11.7 (Governing Law; Waiver of Jury Trial; Jurisdiction), 11.9 (Trust Account Waiver), 11.10 (Counterparts; Electronic Delivery) and 11.11 (Specific Performance) of the Business Combination Agreement shall apply mutatis mutandis.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, New CCNB, CCNB, the Company, each Sponsor Party and each Founder Holder have duly executed this Side Letter as of the date first written above.

NEW CCNB:

VECTOR HOLDING, LLC

By:	/s/ Douglas Newton
Name: Douglas Newton
Title: Authorized Signatory

CCNB:

CC NEUBERGER PRINCIPAL HOLDINGS II

By:	/s/ Douglas Newton
Name: Douglas Newton
Title: Authorized Signatory

SPONSOR PARTIES:

CC NEUBERGER PRINCIPAL HOLDINGS II SPONSOR, LLC

By:	/s/ Chinh E. Chu
Name: Chinh E. Chu
Title: Authorized Signatory

/s/ Joel Alsfine
Joel Alsfine

/s/ James Quella
James Quella

/s/ Jonathan Gear
Jonathan Gear

[Signature Page to Side Letter]

FOUNDER HOLDERS:

CC NB SPONSOR 2 HOLDINGS LLC

By:	/s/ Chinh E. Chu
Name: Chinh E. Chu
Title: President & Senior Managing Director

Neuberger Berman Opportunistic Capital Solutions Master Fund LP

By:	/s/ Charles Kantor
Name: Charles Kantor
Title: Managing Director

[Signature Page to Side Letter]

COMPANY:

GRIFFEY GLOBAL HOLDINGS, INC.

By:	/s/ Craig Peters
Name: Craig Peters
Title: Chief Executive Officer

[Signature Page to Side Letter]

Schedule I

Sponsor Party	Founder Shares	Class B Conversion Shares	Series B-1 Earn-Out Shares	Series B-2 Earn-Out Shares	New CCNB Class A Common Shares	New CCNB Series B-1 Common Shares	New CCNB Series B-2 Common Shares
CC Neuberger Principal Holdings II Sponsor, LLC	25,580,000	20,464,000	2,558,000	2,558,000	20,464,000	2,558,000	2,558,000
Alsfine	40,000	32,000	4,000	4,000	32,000	4,000	4,000
Quella	40,000	32,000	4,000	4,000	32,000	4,000	4,000
Gear	40,000	32,000	4,000	4,000	32,000	4,000	4,000
TOTAL	25,700,000	20,560,000	2,570,000	2,570,000	20,560,000	2,570,000	2,570,000

EXHIBIT A

LOCK-UP AGREEMENT